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                                                                     EXHIBIT 5.1


                                 April 15, 1997


Urohealth Systems, Inc.
5 Civic Plaza, Suite 100
Newport Beach, California 92660

Ladies and Gentlemen:


     At your request, I have examined Amendment No. 2 to the Registration Statement on Form S-3 filed by Urohealth Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on April 15, 1997 (Registration No. 333-6397) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 9,577,661 shares of the Company's Common Stock, $0.001 par value (the "Stock"), including 8,577,661 presently issued and outstanding shares being offered by certain selling stockholders (the "Selling Stockholders") and 1,000,000 shares of Stock that may be issued to the former X-Cardia shareholders upon achievement of certain milestones (the "Contingent Shares").



     As counsel to the Company, I have examined the proceedings taken by the Company in connection with the issuance and sale of the 8,577,661 shares of Stock currently issued and outstanding and the 1,000,000 shares of Stock that may be issued to the former X-Cardia shareholders upon achievement of certain milestones that may be sold by the Selling Stockholders.



     It is my opinion that the 8,577,661 shares of Stock that may be sold by the Selling Stockholders are legally and validly issued and are fully paid and nonassessable, and that upon issuance of the Contingent Shares in accordance with the terms of the instrument granting such rights, the Contingent Shares will be legally and validly issued, fully paid and nonassessable.


     I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                        Very truly yours,

                                        /s/ KEVIN M. HIGGINS, ESQ.